EXHIBIT 99.1

FOR IMMEDIATE RELEASE-
July 7, 2010

COMPANY CONTACT:
     Kendra Berger
     Chief Financial Officer
     NTN Buzztime, Inc.
     (760) 438-7400

CCG CONTACT:
     Mark Collinson
     Senior Partner
     CCG Investor Relations
     (310) 954-1343

NTN Buzztime, Inc. Appoints Steve Mitgang to Its Board of Directors

CARLSBAD, Calif., July 7/PRNewswire-FirstCall/ — NTN Buzztime, Inc. (NYSE Amex: NTN) today announced that Steve Mitgang has been appointed to its Board of Directors effective August 1, 2010.

"The Board of Directors and the Company are very fortunate to welcome an accomplished executive like Steve Mitgang to our Board.  His experience in technology and marketing along with his passion for our business will make him an invaluable resource for the Board and management,” said Jeff Berg, NTN Buzztime’s Chairman of the Board.

Commenting on the appointment, NTN Buzztime’s Chief Executive Officer, Michael Bush, remarked, “Steve is highly accomplished within the digital media and technology industries. With his considerable success in monetizing new technologies, developing effective consumer marketing and promotional programs, and managing new product development, his insights and perspective will prove to be invaluable as we seek to sharpen our corporate strategy, and we are delighted that he will be joining us.”

Mr. Mitgang has had a significant career in business development, marketing and advertising, managing a wide range of businesses from developing and successfully exiting venture backed firms to executing new business launches for Fortune 500 companies. Most recently, Mr. Mitgang was the president and CEO of Veoh Networks, an Internet Television company. Prior to his tenure at Veoh Networks, Mr. Mitgang worked at Yahoo! where he was the senior executive credited with creating the vision and managing the production of Project Panama, Yahoo!'s new monetization platform. Mr. Mitgang joined Yahoo! after its acquisition of Overture Services, where he was the head of the Performance Marketing group. Prior to joining Overture, Mr. Mitgang was president and CEO of Keylime Software, a web analytics company that was acquired by Overture Services during Mr. Mitgang’s leadership. Mr. Mitgang has 26 years of experience in leading and managing a variety of consumer marketing and technology companies, driving them to sustainable profitability or successful exits.

About Buzztime

NTN Buzztime, Inc. (NYSE Amex: NTN) is one of the most popular interactive bar and restaurant entertainment networks. Trusted for over 25 years by restaurant, bar and pub owners, Buzztime develops trivia, card and sports games and broadcasts them on the Buzztime Network to 4,000 locations throughout North America.  More than 1,000,000 registered players use a blue Playmaker or their Apple iPhone® to compete in more than 4,500,000 games each month.  Players spread the word and invite friends and family to their favorite Buzztime location to enjoy an evening of fun and competition or unwind from a hectic day.  Buzztime ups the fun factor – turning visitors into regulars and attracting new players every day of the week.  For the most up-to-date information on NTN Buzztime, please visit http://www.buzztime.com/.

Forward-looking Statements
This release contains forward-looking statements which reflect management's current views of future events and operations. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include the risk of changing economic conditions, failure of product demand or market acceptance of both existing and new products and services and the impact of competitive products and pricing. Please see NTN Buzztime, Inc.'s recent filings with the Securities and Exchange Commission for information about these and other risks that may affect the Company. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof, and NTN Buzztime, Inc. does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

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